EXHIBIT 10.2

LOAN AGREEMENT

Wachovia Bank, National Association

214 North Hogan Street - FL0070

Jacksonville, Florida 32202

(Hereinafter referred to as the "Bank")

11190 BISCAYNE, L.L.C., a Florida limited liability company

11190 Biscayne Boulevard

North Miami, Florida 33181

(Hereinafter referred to as "Borrower")

This Loan Agreement ("Agreement") is entered into May 6, 2004, by and between Bank and Borrower.

This Agreement applies to the loan (the "Loan") evidenced by that certain Promissory Note from Borrower made payable to Bank in the original principal amount of $9,000,000.00 dated of even date herewith, as modified from time to time (the "Note") and all Loan Documents. The terms "Loan Documents", "Obligations" and “Foreign Subsidiary”, as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens").

To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.

GROUND LEASE. Borrower is lessee under that certain Lease Agreement by and between East Bay Corporation, as lessor (“Lessor”), and Ocean Breeze Corp., as lessee, recorded in Deed Book 2809, Page 464, as amended by instruments recorded in Deed Book 3694, Page 486; Deed Book 3714, Page 195; Deed Book 3720, Page 39; Official Records Book 6835, Page 915; Official Records Book 6858, Page 614; Official Records Book 8093, Page 789; Official Records Book 8725, Page 240; Official Records Book 8815, Page 809; Official Records Book 11297, Page 1480; Official Records Book 11688, Page 499; Official Records Book 13249, Page 2002; Official Records Book 13249, Page 2005; Official Records Book 13871, Page 1100; Official Records Book 13878, Page 3613; Official Records Book 18151, Page 150; Official Records Book 18536, Page 4898; and Official Records Book 22092, Page 1616 (the “Ground Lease”). Borrower has delivered to Bank a true copy of the Ground Lease and all amendments and modifications thereof and neither Borrower, nor, to Borrower’s knowledge, Lessor, is in default thereunder. Borrower agrees to notify Bank within two (2) days of default by any party under the Ground Lease and deliver to Bank copies of any written notice of default received by Borrower by certified mail, postage prepaid, return receipt requested to the address set forth herein. Borrower agrees to send copies to Bank by certified mail, postage prepaid, return receipt requested, of any and all correspondence to and from Borrower and Lessor under the Ground Lease or otherwise related to the Ground Lease. Borrower shall perform all of its obligations under the Ground Lease. Borrower shall not, without the prior written consent of Bank, agree to the surrender, cancellation, or modification of the Ground Lease or subordination of the Ground Lease to any mortgage or other interest. Any such surrender, cancellation, modification or subordination of the Ground Lease made without such consent shall be void. At the reasonable request from Bank, Borrower shall, from time to time, obtain estoppel certificates from Lessor. Borrower agrees that in the event Borrower acquires any additional interest in the real estate and personal property that is subject to the Ground Lease, the Ground Lease shall not be extinguished by merger and the lien of this mortgage shall extend to and include such interest.

GROUND LEASE OBLIGATIONS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Rent Payments. Prepay any and all rent due under the Ground Lease during the calendar year 2004 contemporaneously with the closing and funding of the Loan. Additionally, Borrower shall make annual payments of rent under the Ground Lease for each calendar year on or before December 21 of the previous calendar year. All payments of rent under the Lease shall be sent to the Lessor by certified mail, postage prepaid, return receipt requested, with a copy to the Bank by certified mail, postage prepaid, return receipt requested to the following address: Wachovia Bank, National Association, Mail Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011, with a copy to Wachovia Bank, National Association, 200 South Biscayne Boulevard, 15th Floor, Miami, Florida 33131, Attn: Daniel N. Gonzalez, Senior Vice President, or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. Insurance and Taxes. Pay any and all insurance and taxes required of Borrower under the Ground Lease at least thirty (30) days prior to the date any insurance or taxes are due, with a copy of such payments sent to the Bank by certified mail, postage prepaid, return receipt requested, to the addresses set forth hereinabove.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.  Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. § 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Ground Lease. Notify Bank in writing within two (2) days of any “Default” or “Event of Default” under the Ground Lease. Maintain Lease. Maintain the Ground Lease in good standing. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. New Subsidiary Acquisition or Formation.  At such time as an entity is acquired or formed, such entity shall, within sixty (60) days of said acquisition or formation, become a guarantor of the Loan. Borrower shall cause the new guarantor to secure its guaranty by a first lien security interest in all of its assets in favor of Bank. Borrower shall pay all of Bank’s reasonable out of pocket expenses incurred in connection with such acquisition(s) or formation(s), which fees shall, per occurrence, not exceed $5,000 in the aggregate. Borrower agrees not to form or acquire an entity that is not organized under the laws of a state or territory of the United States.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not:  Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a change of ownership that effectively changes control of Borrower from current ownership. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; or (iii) Permitted Liens. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Sale of Assets. Sell assets with a book value of more than 5% of the consolidated Tangible Net Worth of the Borrower, guarantors and Foreign Subsidiaries, subject to the financial covenants contained herein. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, unaudited management prepared financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a consistent basis with that of the preceding year. All such statements shall be certified as to their correctness by a principal financial officer of Borrower.

COMPLIANCE CERTIFICATE. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, a compliance certificate in form satisfactory to Bank and a certificate of its president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto, and in addition, shall cause Borrower's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable: Deposit Relationship. Borrower shall maintain its primary depository account with Bank. Borrower Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.0 to 1.0, to be calculated annually at each fiscal year-end. "Debt Service Coverage Ratio" means the ratio of the net profit of Borrower after tax, plus depreciation and amortization, less, unfinanced capital expenditures, less, dividends, divided by the paid current portion of long term debt, including capitalized leases during each period.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority". (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The loan is not usurious. (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

FEE. Borrower shall pay a fee at closing to Bank in the amount of $45,000.00.

DEFAULTS AND REMEDIES. If the following event occurs, a default ("Default") under this Agreement shall exist: failure to timely pay or perform any of the terms, covenants or obligations under this Agreement or a default under any other Loan Document.

Upon the occurrence of a Default, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other sums due in connection therewith, and Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS LOAN AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS LOAN AGREEMENT.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

[EXECUTIONS APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

Borrower:

11190 BISCAYNE, L.L.C., a Florida limited liability

company, acting by and through its sole member,

to wit:

SFBC INTERNATIONAL, INC., a Delaware

corporation, member

By: /s/ David Natan                     (SEAL)

David Natan, Chief Financial Officer and

Assistant Secretary

Bank:

Wachovia Bank, National Association

By: /s/ Daniel Gonzalez                (SEAL)

Daniel Gonzalez, Senior Vice President

7